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                                                                    EXHIBIT 11.2

                ALL AMERICAN COMMUNICATIONS, INC. & SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                          YEAR ENDED DECEMBER 31, 1994
                                                                               --------------------------------------------------
                                                                                                                     AS ADJUSTED
                                            SEVEN MONTH                                                                FOR THE
                           YEAR ENDED      PERIOD ENDED                        AS ADJUSTED                          MARK GOODSON
                          DECEMBER 31,     JULY 31, 1994                         FOR THE                             ACQUISITION
                              1994          HISTORICAL       PRO FORMA          FREMANTLE         PRO FORMA            AND THE
                         AS REPORTED(1)      FREMANTLE      ADJUSTMENTS        ACQUISITION       ADJUSTMENTS          OFFERING
                         ---------------   -------------    ------------       ------------     -------------       -------------
                         (IN THOUSANDS -- EXCEPT PER SHARE AMOUNTS)
Weighted average number
 of common shares
 outstanding............        6,135                            1,841(2)           7,976            4,000(5)            11,976
Assumed exercise of
  dilutive options and
  warrants under the
  treasury stock method
  based on average
  market price..........           66                              (66) (3)            --               66(4)                66
                             --------         -------          -------           --------           ------              -------
Weighted average number
  of common shares and
  common share
  equivalents -- primary
  (B)...................        6,201              --            1,775              7,976            4,066               12,042
Additional shares from
  assumed exercise of
  dilutive options and
  warrants under the
  treasury stock method
  based on ending market
  price.................           --                               66(4)              66              (66)(3)               --
Weighted average assumed
  conversion of 6 1/2%
  Convertible
  Subordinated Notes due
  2003..................        5,217                                               5,217                                 5,217
                             --------         -------          -------           --------           ------              -------
Weighted average number
  of common shares and
  common share
  equivalents -- fully
  diluted (D)...........       11,418              --            1,841             13,259            4,000               17,259
                             ========         =======          =======           ========           ======              =======
Computation of net
  income (loss) for per
  share purposes:
Net income (loss) (A)...    $     455         $   476         $ (2,033)          $ (1,102)         $ 4,493            $   3,391
Add: After tax reduction
     of interest expense
     for assumed
     conversion of
     6 1/2% Convertible
     Subordinated Notes
     due 2003...........        2,508                                               2,508                                 2,508
                             --------         -------          -------           --------           ------              -------
Net income (loss) for
  fully diluted per
  share computation
  (C)...................    $   2,963         $   476         $ (2,033)          $  1,406          $ 4,493            $   5,899
                             ========         =======          =======           ========           ======              =======
Net earnings (loss) per
  share -- Primary
  (A)/(B)...............    $    0.07                                            $  (0.14)                            $    0.28
                             ========                                            ========                               =======
Net earnings (loss) per
  share -- Fully diluted
  (C)/(D)...............    $    0.26(*)                                         $   0.11(*)                          $    0.34(*)
                             ========                                            ========                               =======


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(*) Calculation is antidilutive

(1) The historical results for the year ended December 31, 1994 include the five months of operations of Fremantle from August 1994, the date of the Fremantle Acquisition.

(2) Reflects the weighted average number of shares issued in connection with the Fremantle Acquisition.

(3) Reflects the elimination of anti-dilutive common stock equivalents.

(4) Reflects the inclusion of dilutive common stock equivalents.

(5) Reflects the issuance of Class B Common Stock in connection with the offering.